UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 3, 2018

LEVEL BRANDS, INC.
(Exact name of registrant as specified in its charter)

North Carolina	001-38299	47-3414576
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4521 Sharon Road, Suite 450, Charlotte, NC 28211
(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code: (704) 445-5800 not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

Merger Agreement

On December 3, 2018 Level Brands, Inc., and its newly organized wholly-owned subsidiaries AcqCo, LLC and cbdMD LLC, entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Cure Based Development, LLC, a Nevada limited liability company (“Cure Based Development”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, AcqCo LLC will merge with and into Cure Based Development with the Cure Based Development as the surviving entity (the “Merger”), and immediately thereafter Cure Based Development will merge with and into cbdMD LLC with cbdMD LLC as the surviving entity (the “Secondary Merger” and collectively with the Merger, the “Mergers”). Upon consummation of the Mergers, cbdMD LLC will continue as a wholly-owned subsidiary of Level Brands and will continue the operations of Cure Based Development pre-closing.

Cure Based Development, a Charlotte, NC-based company formed in August 2017, is owner, operator and manufacturer of nationally recognized consumer cannabidiol (CBD) brand cbdMD which currently offers a variety of CBD products from topicals and tinctures to bath bombs and pet products, manufactured and sold direct to consumers online via the company website. Cure Based Development also provides wholesale distribution with retailers currently selling products at brick-and-mortar locations, compounding pharmacies, salons, supplement stores, and pet shops. Cure Based Development reported revenues of $354 and $3,280,009 for the period from inception through December 31, 2017 and for the eight months ended August 31, 2018, respectively, and a net loss of $323,197 and $353,561 for those periods.

Upon the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the Mergers (the “Effective Time”), the members of Cure Based Development will receive contractual rights to receive 15,525,000 shares of our common stock, representing approximately 60% of our outstanding common stock following such issuance, as the merger consideration, issuable as follows:

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as promptly as practicable following receipt of approval by our shareholders for the possible issuance of in excess of 19.99% of our presently outstanding common stock in accordance with the rule of the NYSE American (the “Shareholder Approval”) the members of Cure Based Development will be issued an aggregate of 6,500,000 shares of our common stock (the “First Tranche Shares”); and

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as promptly as practicable after receipt of Shareholder Approval, we will issue an additional 8,750,000 shares of our common stock (the “Second Tranche Shares”) to CBD Holding, LLC, a member of Cure Based Development which is controlled by Mr. Scott Coffman, CEO and one of the managers of Cure Based Development (“CBDH”), vesting follows: (i) 2,187,500 shares will vest on the 12 month anniversary of the Closing; (ii) an additional 2,187,500 shares will vest on the 24 month anniversary of the Closing; (iii) an additional 2,187,500 shares will vest on the 42 month anniversary of the Closing; and (iv) the remaining 2,187,500 shares will vest on the 60 month anniversary of the Closing.

The First Tranche Shares and Second Tranche Shares will be subject to leak out agreements, and the Second Tranche Shares will be subject to an irrevocable voting proxy agreement until such time as the shares vest pursuant to which the chairman of the Level Brands audit committee, the proxyholder, will vote the shares in accordance with the recommendations of our Board of Directors.

Prior to the approval of the Mergers and the Merger Agreement by our Board of Directors, the Board established a special committee made up of the disinterested and independent directors to review, evaluate and negotiate the proposed transaction (the “Special Committee”). Upon approval and recommendation of the Special Committee, together with the delivery of audited financial statements of Cure Based Development and a fairness opinion by ThinkEquity, a division of Fordman Financial Management Inc., our Board of Directors approved the Merger, the Merger Agreement and the related transactions. The Mergers and the Merger Agreement was also approved by the managers and all of the members of Cure Based Development.

The Merger Agreement contains customary representations and warranties from each party to the agreement, and each party has agreed to customary covenants, including, among others, covenants relating to (1) the conduct of Cure Based Development’s business during the interim period between the execution of the Merger Agreement and the closing of the Mergers, (2) mutual continued access to information regarding the other entity’s operations, and (3) Level Brand’s and Cure Based Development’s obligations to use their reasonable best efforts to take all steps necessary to consummate the Mergers.

In addition to customary conditions to closing, the completion of the Mergers is subject to (1) the approval by the President of the United States of the Agricultural and Nutrition Act of 2018, or such other titled Federal legislation, which, when approved, contains a permanent declassification of cannabidiol (CBD) as a controlled substance under Federal law; (2) the delivery of customary opinions from counsel to Level Brands and counsel to Cure Based Development, (3) the delivery of leak out agreements and voting proxy agreements from the members of Cure Based Development, and (4) cbdMD LLC entering into employment agreements with each of Mr. Scott Coffman and Ms. Caryn Dunayer, currently the CEO and President, respectively, of Cure Based Development, to serve in similar positions with cbdMD LLC. At closing Mr. Coffman will also be appointed to our Board of Directors. In the event we complete the Mergers, our combined company will be required to satisfy NYSE American initial listing standards for the continue listing of Level Brand’s common stock on the NYSE American following the closing.

The Merger Agreement also provides that CBDH will be entitled to receive up to an additional 15,525,000 shares of our common stock (the “Earnout Shares”) as part of the merger consideration, upon the satisfaction of certain aggregate net revenue criteria by cbdMD LLC within 60 months following the Closing as follows, based upon the ratios set forth below:

Aggregate Net Revenues	Shares Issued / Each $ of Aggregate Net Revenue Ratio

$1 - $20,000,000	.190625
$20,000,001 - $60,000,000	.0953125
$60,000,001 - $140,000,000	.04765625
$140,000,001 - $300,000,000	.023828125

The issuance of the Earnout Shares is also subject to prior Shareholder Approval. We expect to include the Shareholder Approval proposal covering both the First Tranche Shares, the Second Tranche Shares and the Earnout Shares, in the proxy statement to be filed with the SEC for our 2019 annual shareholders meeting. The issuance of the shares will constitute a change of control under the rules and regulations of the NYSE American and at the time of the initial issuance of the shares the Company shall seek the continued listing of the Company’s common stock on the NYSE American.

Prior to the date of the Merger Agreement, an entity affiliated with Mr. Coffman lent Cure Based Development an aggregate of $1,490,823 for working capital. Following the closing of the Mergers, we will reduce that obligation by a $1,000,000 cash payment and the balance will be converted to an 18 month 6% promissory note.

Following the closing of the Mergers, CBDH will issue Mr. Martin A. Sumichrast, our Chairman of the Board and CEO, a one year warrant, exercisable at an aggregate price of $90.00, to purchase up to 9% of the Second Tranche Shares and the Earnout Shares.

The foregoing description of the Mergers, the Merger Agreement and the related transactions does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this report.

$2 million Secured Promissory Note and Security Agreement

Following the execution of the Merger Agreement, and as contemplated therein, on December 4, 2018 we lent Cure Based Development $2,000,000 under the terms of a one year Secured Promissory Note. The note bears interest at 6% per annum and is secured by a first position security interest in all of the assets of Cure Based Development under the terms of a Security Agreement. Cure Based Development intends to use the proceeds from the loan for marketing and branding strategy and campaigns and general operating expenses. The foregoing descriptions of the terms and conditions of the Secured Promissory Note and Security Agreement are qualified in their entirety by reference to the agreements which are filed as Exhibits 10.1 and 10.2 to this report.

Item 7.01. Regulation FD Disclosure.

On December 4, 2018 we issued a press release announcing the signing of the Merger Agreement. A copy of this press release is furnished as Exhibit 99.1 to this report. Pursuant to General Instruction B.2 of Form 8-K, the information in this Item 7.01 of Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise be subject to the liabilities of that section, nor is it incorporated by reference into any filing of Level Brands, Inc. under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01. Financial Statement and Exhibits.

 (d)
Exhibits.

Incorporated by Reference
No.	Exhibit Description	Form	Date Filed	Number	Filed or Furnished Herewith
2.1	Merger Agreement dated December 3, 2018 by and among Level Brands, Inc., AcqCo, LLC, cbdMD LLC and Cure Based Development, LLC				Filed
10.1	Secured Promissory Note dated December 4, 2018 in the principal amount of $2,000,000 from Cure Based Development LLC				Filed
10.2	Security Agreement dated December 4, 2018 by and between Level Brands, Inc. and Cure Based Development, LLC				Filed
99.1	Press release dated December 4, 2018				Furnished

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEVEL BRANDS, INC.

Date: December 4, 2018	By:	/s/ Mark S. Elliott
Mark S. Elliott, Chief Financial Officer and Chief Operating Officer

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